EXECUTION VERSION
Exhibit 4.7

SIXTH AMENDMENT AND SUPPLEMENT TO UNIT
PURCHASE AND SUBSCRIPTION AGREEMENT

This SIXTH AMENDMENT AND SUPPLEMENT TO UNIT PURCHASE AND SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of June 23, 2023, is entered into by and among Ioneer Rhyolite Ridge Holdings LLC, a Delaware limited liability company f/k/a Rhyolite Ridge Holdings LLC (the “Company”), ioneer Ltd, a company organized under the laws of Australia (the “ioneer Parent”), and Sibanye Stillwater Limited, a company organized under the laws of South Africa (the “Investor Parent”). The Company, ioneer Parent and Investor Parent are referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Unit Purchase and Subscription Agreement on September 16, 2021, which was amended and/or supplemented by that certain Amendment to Unit Purchase and Subscription Agreement, dated as of November 3, 2021, that certain Amendment to Attachments of Unit Purchase and Subscription Agreement, dated as of December 14, 2021, that certain Second Amendment to Unit and Purchase and Subscription Agreement, dated as of March 31, 2022, that certain Third Amendment to Unit and Purchase and Subscription Agreement, dated as of June 21, 2022, that certain Fourth Amendment and Supplement to Unit and Purchase and Subscription Agreement, dated as of December 27, 2022, and that certain Fifth Amendment and Supplement to Unit and Purchase and Subscription Agreement, dated as of January 30, 2023 (as amended and supplemented, the “Agreement”);

WHEREAS, pursuant to Section 8.10 of the Agreement, the Agreement (including any Exhibits thereto) may be amended or supplemented by an instrument in writing executed by all Parties and expressly identified as an amendment;

WHEREAS, the Parties desire to amend and supplement the Agreement as contemplated by the terms and conditions of this Amendment; and

WHEREAS, capitalized terms used and not separately defined herein shall have the meanings given to them in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein and in the Agreement, the Parties agree as follows:

1.          Amendments to the Agreement.

(a)	The first sentence of Section 5.17 of the Agreement is hereby amended and restated in its entirety as follows:

“Investor shall file or cause to be filed with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) a Notification and Report Form relating to this Agreement and the transactions contemplated by this Agreement as required by the HSR Act no later than September 30, 2023.”

(b)	The first sentence of Section 5.20 of the Agreement is hereby amended and restated in its entirety as follows:

“The Parties shall cooperate on the preparation and delivery by the Consulting Firm by June 30, 2023, or as soon as practicable thereafter, of a detailed analysis of the Project study identifying and setting forth in detail the additional technical and other work required to be performed in respect of each of the geographic areas set forth in Section 2.3(g)(i)(C)(x) and (y) of the Agreement, in order to undertake and complete an Approved Feasibility Study.”

(c)
The second sentence of each of (i) footnote 5, which is footnoted in Section 8.2(a), of Exhibit A of the Agreement, and (ii) footnote 6, which is footnoted in Section 8.2(f), of Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

“Parties to work to come to agreement by September 30, 2023.”

2.          Binding Effect of the Agreement; No Waiver.  Except as expressly amended and supplemented hereby, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall not, except as expressly provided herein, operate as a waiver or release of any Party under the Agreement, nor constitute a waiver of any provision of the Agreement. Each Party reserves all of their rights under the Agreement except as expressly provided herein.

3.          Incorporation by Reference. The Recitals of this Amendment and Section 8.7 (Governing Law) and Section 8.8 (Consent to Jurisdiction; Waiver of Jury Trial) of the Agreement are hereby incorporated herein by reference, modified to the extent necessary to apply to this Amendment.

4.          Headings. The headings in this Amendment are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Amendment.

5.          Invalidity. In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment or any other such instrument.

6.          Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which shall constitute one and the same amendment. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf” or signature via DocuSign or similar services) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment as of the date first above written.

IONEER RHYOLITE RIDGE HOLDINGS LLC

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	President

Signature Page to Sixth Amendment and Supplement to Unit Purchase and Subscription Agreement

SIGNED for IONEER LTD. in accordance with section 127 of the Corporations Act 2001 (Cth):

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	Director

By:	/s/ Ian Bucknell
Name:	Ian Bucknell
Title:	Secretary

Signature Page to Sixth Amendment and Supplement to Unit Purchase and Subscription Agreement

SIBANYE STILLWATER LIMITED

By:	/s/ Neal Froneman
Name:	Neal Froneman
Title:	CEO

Signature Page to Sixth Amendment and Supplement to Unit Purchase and Subscription Agreement